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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement of Midcoast Energy Resources, Inc. on Form S-8 (No. 333-33127) of our report dated March 18, 1999 relating to the financial statements and financial statement schedules, which appears in Midcoast Energy Resources' Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000.

HEIN + ASSOCIATES LLP

Houston, Texas
July 12, 2000